EXHIBIT 3.1

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                           RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                               AVON PRODUCTS, INC.

                   Under Section 807 of the Business Corporation Law



     We, JAMES E. PRESTON and WARD M. MILLER, JR., being respectively Chairman of the Board and Secretary of AVON PRODUCTS, INC. (the "Corporation"), do hereby certify as follows:

     1.  The name of the Corporation is AVON PRODUCTS, INC.
and the name under which the Corporation was formed is California
Perfume Company, Inc.

     2. The Certificate of Incorporation of the Corporation was filed by the Department of State of the State of New York on January 27, 1916.

     3. The Certificate of Incorporation of the Corporation as heretofore amended is hereby further amended to reflect an amendment of the first paragraph of Article III authorized by a majority vote of the Corporation's Board of Directors followed by authorization by vote of the holders of a majority of all the outstanding shares of stock of the Corporation entitled to vote thereon at the Corporation's Annual Meeting of Shareholders held on May 2, 1996. Such amendment changed the number of shares of Common Stock which the Corporation has authority to issue from 200,000,000 shares, $.50 par value, of which 86,750,705 shares are presently issued and outstanding, and 113,249,295 shares which are currently unissued at a rate of change of two to one, to 400,000,000 shares, $.25 par value, of which 173,501,410 shares are presently issued and outstanding and 226,498,590 shares which are currently unissued at a rate of change of two to one.

     4. Article IIIB, which established a series of the Corpora-tion's authorized shares of Preferred Stock designated the "$2.00














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Preferred Equity-Redemption Cumulative Stock", has been deleted in its entirety to reflect the complete redemption and cancellation by the Corporation of all such Preferred Stock.

     5. The text of the Certificate of Incorporation of the Corpo-ration as heretofore amended is hereby restated to read as herein set forth in full:

     ARTICLE I:     The corporate name is

              AVON PRODUCTS, INC.

     ARTICLE II: The purposes for which the Corporation is formed are:

     To develop, manufacture, produce, provide, operate, distribute and deal in and with services, property and goods of all kinds including without limitation engaging in the manufacture and distribution of cosmetics and toiletries.

     To engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law of the State of New York.

     ARTICLE III: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 425,000,000 shares, divided into two classes consisting of 400,000,000 shares of Common Stock, par value $.25 per share (the "Common Stock"), and 25,000,000 shares of Preferred Stock, par value $1.00 per share (the "Preferred Stock").

     The shares of authorized Common Stock of the Corporation shall be identical in all respects and shall have equal rights and privileges.

     The Board of Directors shall have authority by resolution to issue the shares of Preferred Stock from time to time on such terms as it may determine and to divide the Preferred Stock into one or more















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classes or series and, in connection with the creation of any such class or series, to determine and fix by the resolution or resolutions providing for the issuance of shares thereof the designation, powers and relative participating, optional, or other special rights of such class or series, and the qualifications, limitations or restrictions thereof, to the full extent now or hereafter permitted by law.

     The holders of capital stock of the Corporation shall not have any preemptive rights.

     ARTICLE lllA.     Series A Junior Participating Preferred
Stock:

     1. Designation and Amount. An aggregate of 800,000 shares of Preferred Stock, par value $l.00, of the Corporation are hereby constituted as a series designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock"). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issu-ance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corpo-ration convertible into Series A Preferred Stock.

     2.  Dividends and Distributions.

         (a) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $0.25 per share (the "Common
Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends pay-able in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend
















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Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10 or (b) subject to the pro-vision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sen-tence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock out-standing immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding imme-diately prior to such event.

         (b) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (a) of this
Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $l0 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.















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         (c)  Dividends shall begin to accrue and be cumulative
on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock en-titled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

     3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

         (a) Subject to the provision for adjustment, hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassi-fication or otherwise than by payment of a dividend in shares of Com-mon Stock) into a greater or lesser number of shares of Common
Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common

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Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (b) Except as otherwise provided herein, in any Certificate of Amendment creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Corpo-ration.

         (c) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no voting rights.

     4.  Certain Restrictions.

         (a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock out-standing shall have been paid in full, the Corporation shall not:

           (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to divi-dends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

            (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

            (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation, or winding up) to the Series A Preferred Stock; or


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           (iv)  redeem or purchase or otherwise acquire for
consideration shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and prefer-ences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

           (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     5.  Reacquired Shares.  Any shares of Series A Preferred
Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but on issued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, in any other Certificate of Amendment creating a series of Preferred Stock or any similar stock or as otherwise required by law.

     6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (i) to the holders of shares of stock ranking junior (either

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as to dividends or upon liquidation, dissolution or winding up) to the
Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the pro-vision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (ii) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation , dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.
In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (i) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other trans-action in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into

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which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immedi-ately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     8. Redemption. The shares of Series A Preferred Stock shall not be redeemable.

     9. Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's Preferred Stock.

     10. Amendment. The Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single series.

     ARTICLE IV: The office of the Corporation is to be located in the City and County of New York, State of New York.

     ARTICLE V: The number of directors of the Corporation shall be not less than ten (10) nor more than twenty (20). The number of directors to be chosen within said maximum and minimum limits shall be determined in the manner prescribed by the By-Laws.


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     The Board of Directors shall be divided into three classes as nearly equal in number as possible, with each class having at least three members, with the term of office of one class expiring each year. At the annual meeting of shareholders in 1986, directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting.

     At each annual meeting of shareholders after 1986, successors to the directors whose terms shall then expire shall be elected to hold office for terms expiring at the third succeeding annual meeting.
Any vacancies in the Board of Directors, by reason of an increase in the number of directors or otherwise, shall be filled solely by the Board of Directors, by majority vote of the directors then in office, though less than a quorum, but any such director so elected shall hold office only until the next succeeding annual meeting of shareholders. At such annual meeting, such director shall be elected and qualified in the class in which such director is assigned to hold office for the term or remainder of the term of such class. Directors shall continue in office until others are chosen and qualified in their stead. When the number of directors is changed, any newly created directorships or any decrease in directorships shall be so assigned among the classes by a majority of the directors then in office, though less than a quorum, so as to make all classes as nearly equal in number as possible. To the extent of any inequality within the limits of the foregoing, the class or classes caused to have the greatest or greater number of directorships shall be the class or classes then having the last date or the later dates for the expiration of its or their terms. No decrease in the number of directors shall shorten the term of any incumbent director.

     Any director may be removed from office as a director but only for cause by the affirmative vote of the holders of eighty percent (80%) of the combined voting power of the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.


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     Notwithstanding anything contained in this Restated Certificate of
Incorporation to the contrary, the affirmative vote of the holders of at least eighty percent (80%) of the combined voting power of the then outstanding shares of the stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or adopt any provisions inconsistent with or repeal this Article V.

     The directors need not be shareholders of the Corporation.

     ARTICLE VI: At all elections of directors of the Corporation each shareholder shall be entitled to as many votes as shall equal the number of votes which (except for the provisions of this Article) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or any two or more of them, as he may see fit.

     ARTICLE VII:

         (A) In addition to any affirmative vote required by law or this Restated Certificate of Incorporation:

     1. any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) an Interested
     Shareholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Shareholder, or

     2. any sale, lease, exchange, mortgage, pledge, grant of a security interest, transfer or other disposition (in one transaction or a series of transactions) to or with (a) an Interested Shareholder or (b) an Affiliate of an Interested
     Shareholder of assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of $25,000,000 or more, or


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      3.  the issuance or transfer by the Corporation or any Subsidiary
     (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary, having an aggregate Fair Market Value of $25,000,000 or more to an Interested Shareholder or any Affiliate of an Interested Shareholder in exchange for cash, securities or other property (or combination thereof), or

     4. the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Shareholder or any Affiliate of an Interested Shareholder, or

     5. any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary directly or indirectly beneficially owned by (a) an Interested Shareholder or (b) an Affiliate of an Interested Shareholder

shall require either:

     (a) the approval of a majority of the Disinterested Directors (as hereinafter defined) or (b) the affirmative vote of the holders of that amount of the voting power of the Voting
     Stock (as hereinafter defined) equal to the sum of (1) the voting power of the shares of Voting Stock of which their Interested Shareholder is the beneficial owner and (2) a majority of the voting power of the remaining outstanding shares of Voting Stock, voting together as a single class; provided, however, that no such vote shall be required for the purchase by the Corporation of shares of Voting Stock from an Interested Shareholder unless such vote is required by Paragraph (B) of this Article VII.


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     (B)  Any purchase by the Corporation of shares of Voting
Stock from an Interested Shareholder, other than pursuant to an offer to the holders of all of the outstanding shares of the same class of Voting Stock as those so purchased, at a per share price in excess of the Market Price (as hereinafter defined), at the time of such purchase, of the shares so purchased, shall require the affirmative vote of the holders of that amount of the voting power of the Voting Stock equal to the sum of (i) the voting power of the shares of Voting Stock of which the Interested Shareholder is the beneficial owner (as hereinafter defined) and (ii) a majority of the voting power of the remaining out-standing shares of Voting Stock, voting together as a single class.

     (C)  It shall be the duty of any Interested Shareholder:

          (i) to give or cause to be given written notice to the Corporation, immediately upon becoming an Interested Shareholder, of such person's status as an Interested Shareholder and of such other information as the Corporation may reasonably require with respect to identifying all owners and amount of ownership of the outstanding Voting Stock of which such Interested Shareholder is the beneficial owner, and

           (ii) to notify the Corporation promptly in writing of any change in the information provided in subparagraph (i) of this Paragraph (C), provided, however, that the failure of an Interested Shareholder to comply with the provisions of this Paragraph (C) shall not in any way be construed to prevent the Corporation from enforcing the provisions of Paragraphs
           (A) and (B) of this Article VII.

     (D)   For the purposes of this Article VII:


<PAGE 14>

           1.  "Voting Stock" shall mean the outstanding shares of
           capital     stock of the Corporation entitled to vote
           generally in the election of directors.

           2. "Person" shall mean any individual, firm, corporation or other entity.

           3. "Interested Shareholder" shall mean any person (other than the Corporation or any Subsidiary) who which:

               (a)  is the beneficial owner, directly or indirectly, of
                5% or more of the voting power of the outstanding Voting
                Stock; or

               (b) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 5% or more of the voting power of the then outstanding Voting Stock; or

               (c) is an assignee of or has otherwise succeeded to the beneficial ownership of any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

           For the purposes of determining whether a person is an Interested Shareholder, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of subparagraph 4 below but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon conversion rights, warrants or options, or otherwise.


<PAGE 15>

           4.  A person shall be a "beneficial owner" of any Voting
           Stock:

              (a) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

              (b) which such person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise or (ii) the right to vote or to direct the voting thereof pursuant to any agreement, arrangement or understanding; or

              (c) which is beneficially owned, directly or indirectly, by any other person with which such person or its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

            5. "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities and Exchange Act of 1934, as in effect on January 1, 1986.

           6. "Subsidiary" shall mean any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that, for purposes of the definition of Interested Shareholder set forth in subparagraph 3, the term "Subsidiary" shall mean only a corporation of a majority of the voting power of the capital stock entitled to vote generally in the election of directors is owned, directly or indirectly, by the Corporation.


<PAGE 16>

           7. "Disinterested Director" shall mean any member of the Board of Directors of the Corporation who is unaffiliated with an Interested Shareholder and was a member of the Board prior to the time that such Interested Shareholder became an Interested Shareholder, and any successor of a Disinterested Director who is unaffiliated with an Interested Shareholder and is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board.

           8. "Market Price" means the last closing sale price immediately preceding the time in question of a share of the stock in question on the Composite Tape for New
           York Stock Exchange-Listed Stocks.

           9. "Fair Market Value" means: (i) in the case of stock, the Market Price, and (ii) in the case of property other than cash or stock, the Fair Market Value of such property on the date in question as determined by the Board in good faith.

     (E) A majority of the Disinterested Directors shall have the power to determine for the purpose of this Article VII on the basis of information known to them after reasonable inquiry (1) whether a per-son is an Interested Shareholder, (2) the number of shares of Voting Stock beneficially owned by any person, (3) whether a person is an Affiliate or Associate of another and (4) whether a transaction or series of transactions constitutes one of the transactions specified in Paragraph (A) hereof. The good faith determination of a majority of the Disinterested Directors shall be conclusive and binding for all purposes of this Article VII.

<PAGE 17>

     (F) Notwithstanding any other provision of this Restated Certificate of Incorporation or the By-Laws of the Corporation or the fact that a lesser percentage may be specified by law, this Restated Certificate of Incorporation or the By-Laws of the Corporation, the affirmative vote of the holders of at least eighty percent (80%) of the combined voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, alter, repeal or adopt any provision inconsistent with this Article VII.

     The Secretary of State is designed as the agent of the Corporation upon whom process in any action or proceeding against it may be served; and the address to which the Secretary of State shall a copy of any process against the Corporation which may be served upon him pursuant to law is :

                  9 West 57th Street
                  New York, New York 10019

     ARTICLE VIII: No person who is or was a director of the Corporation shall have personal liability to the Corporation or its shareholders for damages for any breach of duty in such capacity, provided that the foregoing shall not limit the liability of any such person (i) if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct a knowing violation of law or that he personally gained, in fact, a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the Business Corporation Law of New York or, (ii) for any act or omission occurring prior to the adoption of this Article VIII. No Amendment to or repeal of this Article VIII shall apply to or have any effect on the liability or alleged liability of any such person to the Corporation for or with respect to any acts or omissions of such person occurring to such amendment or repeal. If the Business Corporation Law of New York is amended hereafter to expand or limit the liability of a director, then the liability of a person who is or was a director of the Corporation shall be deemed to be expanded to the extent required or limited to the extent permitted by the Business Corporation Law of New York, as so amended.

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     6.  This restatement of the Certificate of Incorporation was authorized by the Board of Directors of the Corporation and the holders of a majority of all the outstanding shares of stock of the Corporation.

          IN WITNESS WHEREOF, we have subscribed this certificate as of the 7th day of May, 1996, and we affirm the statements contained herein as true under the penalties of perjury.




                            /s/ James E. Preston
                            James E. Preston
                            Chairman of the Board




                            /s/ Ward M. Miller, Jr.
                            Ward M. Miller, Jr.
                            Secretary